UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 29, 2020

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35770	27-3431051
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3700 Buffalo Speedway, Suite 925
Houston, Texas		77098
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (713) 877-1311

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 29, 2020, Contango ORE, Inc., a Delaware corporation (the “Company”), CORE Alaska, LLC (“CORE Alaska”), a Delaware limited liability company and a wholly-owned subsidiary of the Company, and Skip Sub, Inc., a Delaware corporation (“Skip Sub”) and an indirect wholly-owned subsidiary of Kinross Gold Corporation, a corporation formed under the laws of Ontario, Canada (“Kinross”), entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which CORE Alaska sold a thirty percent (30%) membership interest (the “JV Interest”) in Peak Gold, LLC, a Delaware limited liability company (the “Joint Venture Company”), to Skip Sub (the “CORE Transactions”). The CORE Transactions closed on September 30, 2020.

In consideration for the JV Interest, the Company received $32.4 million in cash and 809,744 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The 809,744 shares of Common Stock were acquired by Skip Sub from Royal Gold, Inc., a Delaware corporation (“Royal Gold”), as part of the Royal Gold Transactions (discussed below) and were subsequently cancelled by the Company. Of the $32.4 million cash consideration, $1.2 million constituted a prepayment to the Company as a reimbursement of its proportionate share of certain silver royalty payments that the Joint Venture Company may be obligated to pay to Royal Gold, with the understanding that Skip Sub will bear the entire impact of those royalty payments net to its interest in the Joint Venture Company.

The Purchase Agreement contains customary representations, warranties and covenants.

Concurrently with the Purchase Agreement, Skip Sub, in a separate transaction, acquired from Royal Gold (i) one hundred percent (100%) of the equity of Royal Alaska, LLC (“Royal Alaska”), a Delaware limited liability company, which held a forty percent (40%) interest in the Joint Venture Company and (ii) 809,744 shares of Common Stock held by Royal Gold (the “Royal Gold Transactions” and, together with the CORE Transactions, the “Transactions”).

After the consummation of the Transactions, CORE Alaska retains a thirty percent (30%) membership interest in the Joint Venture Company. Skip Sub now holds a seventy percent (70%) membership interest in the Joint Venture Company and serves as the manager and operator of the Joint Venture Company. Skip Sub and CORE Alaska entered into an Amended and Restated Limited Liability Company Agreement of the Joint Venture Company (the “A&R JV LLCA”) on October 1, 2020 to address the new ownership arrangements and to incorporate additional terms that will permit the Joint Venture Company to further develop and produce its properties.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Purchase Agreement, and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Purchase Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Kinross or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, CORE Alaska, Kinross, Skip Sub or any of their respective affiliates or businesses.

Separation and Distribution Agreement

Prior to the Transactions, the Joint Venture Company, Contango Minerals Alaska, LLC, an Alaska limited liability company formed by the Joint Venture Company (“Contango Minerals”), the Company, CORE Alaska, Royal Gold and Royal Alaska entered into a Separation and Distribution Agreement, dated as of September 29, 2020 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Joint Venture Company formed Contango Minerals, contributed approximately 170,000 acres of Alaska State mining claims to it, subject to the Option Agreement (defined below), and retained an additional 1% net smelter returns royalty interest on certain of the Alaska state mining claims that were contributed. After the formation and contribution to Contango Minerals, the Joint Venture Company made simultaneous distributions to Royal Alaska and CORE Alaska by (i) granting a new 28% net smelter returns silver royalty on all silver produced from a defined area within the Tetlin Lease (defined below) and transferring the additional 1% net smelter returns royalty described above to Royal Gold and (ii) assigning one hundred percent (100%) of the membership interests in Contango Minerals to CORE Alaska, which were in turn distributed to the Company, resulting in Contango Minerals becoming a wholly-owned subsidiary of the Company. The Separation Agreement contains customary representations, warranties and covenants.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Option Agreement

In connection with the Separation Agreement, the Joint Venture Company and Contango Minerals entered into an Option Agreement, dated as of September 29, 2020 (the “Option Agreement”). Under the Option Agreement, Contango Minerals granted to the Joint Venture Company the option, subject to certain conditions contained in the Option Agreement, to purchase approximately 13,000 acres of the Alaska state mining claims, together with all extralateral rights, water and water rights, and easements and rights of way in connection therewith, that are held by Contango Minerals, and which were transferred to Contango Minerals pursuant to the Separation Agreement.

Subject to the conditions in the Option Agreement, the Joint Venture Company may exercise the option to purchase the Alaska state mining claims, in whole or in part, at an exercise price of $50,000. The Joint Venture Company’s option to purchase the Alaska state mining claims from the Company expires and is of no further force and effect upon the earlier of (i) eighteen months after the date of the Option Agreement, or (ii) the termination of the Option Agreement pursuant to its terms. The Option Agreement may be terminated (i) by the Joint Venture Company at any time upon written notice to Contango Minerals, (ii) if the Joint Venture Company fails to timely pay certain fees, including taxes and certain other fees necessary to maintain the Alaska state mining claims in good standing under applicable laws, or (iii) in the event the Alaska state mining claims are subject to a condemnation under eminent domain.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Option Agreement, and is subject to and qualified in its entirety by reference to the full text of the Option Agreement, which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amended and Restated Limited Liability Company Agreement of the Joint Venture Company

As noted above, on October 1, 2020, CORE Alaska and Skip Sub entered into the A&R JV LLCA. The A&R JV LLCA supersedes and replaces in its entirety the prior Limited Liability Company Agreement of the Joint Venture Company, as amended. The A&R JV LLCA is the operating agreement for the Joint Venture Company and provides for understandings between the members with respect to matters regarding percentage ownership interests, governance, transfers of ownership interests and other operational matters.

As of October 1, 2020, and as stated in the A&R JV LLCA, the capital contributions and capital account balance of CORE Alaska was $39.6 million and the capital contributions and capital account balance of Skip Sub was $92.5 million. CORE Alaska and Skip Sub will be required, subject to the terms of the A&R JV LLCA, to make additional capital contributions to the Joint Venture Company for any approved programs budgets in accordance with their respective percentage membership interests.

After the consummation of the Transactions, Kinross, through Skip Sub, replaced Royal Gold as the Company’s joint venture partner and as Manager (defined below) of the Joint Venture Company. After consummation of the Transactions, CORE Alaska holds a thirty percent (30%) membership interest in the Joint Venture Company and Skip Sub holds a seventy percent (70%) membership interest in the Joint Venture Company. The A&R JV LLCA establishes a management committee (the “Management Committee”) to determine the overall policies, objectives, procedures, methods and actions of the Joint Venture Company. Initially, the Management Committee consists of one representative designated by CORE Alaska and two representatives designated by Skip Sub (each a “Representative”). The Representatives designated by each member of the Joint Venture Company shall vote as a group, and in accordance with their respective membership interests in the Joint Venture Company. Except in the case of certain key actions that require approval by unanimous vote of the Representatives, the affirmative vote of a majority of the interests in the Joint Venture Company shall be the action of the Management Committee.

Except for matters that require the approval of the Management Committee under the terms of the A&R JV LLCA, the manager of the Joint Venture Company (the “Manager”) has the power and authority to make any other decision for and on behalf of the Joint Venture Company. Specifically, the Manager will implement the decisions of the Management Committee and manage, direct and control the operation of the Joint Venture Company in accordance with approved programs and budgets. Skip Sub is appointed as the initial Manager with overall management responsibility for operations of the Joint Venture Company. Skip Sub may resign as Manager and can be removed as Manager under certain circumstances as provided in the A&R JV LLCA.

The programs and budgets for each calendar year are prepared by the Manager and must be approved by the Management Committee. On a quarterly basis, subject to provisions of the A&R JV LLCA, the members are required contribute funds to approved programs and budgets in proportion to their respective membership interests in the Joint Venture Company. If a member elects not to contribute to an approved program and budget or elects to contribute less than its share in proportion to its interest, then each member’s proportionate membership interest in the Joint Venture Company will be recalculated by dividing (i) the sum of (a) the value of its contribution to the current year’s approved program and budget plus (b) the additional amount, if any, the member has agreed to contribute to the approved program and budget, plus (c) if the member is not the member who elects to contribute less than its proportionate share of the approved program and budget, then the amount, if any, in excess of the contributions required by such member’s its proportionate membership interest, by (ii) the sum of (a), (b) and (c) above for all members. In the event a member’s membership interest falls below five percent (5%), such member shall be deemed to have resigned as a member from the Joint Venture Company, and such member must sell its remaining interest to the other member at price determined in accordance with provisions of the A&R JV LLCA.

The members have the right to transfer each of their respective membership interests in the Joint Venture Company to certain permitted transferees, including to their respective affiliates and subsidiaries. The members may also transfer each of their respective membership interests to a third party, subject to certain terms and conditions set forth in the A&R JV LLCA. In the event that either member intends to transfer all or part of its membership interest to a bona fide third party, the A&R JV LLCA provides that the other member will have a right of first offer, whereupon the member shall first offer the other member the right to purchase the membership interest in the Joint Venture Company on the same terms and conditions that it intends to sell to a bona fide third party.

The A&R JV LLCA provides that the Joint Venture Company may, at the Manager’s discretion, enter into a toll milling agreement (“Toll Milling Agreement”) with Fairbanks Gold Mining, Inc. (“FGMI”). The A&R JV LLCA provides a form of Toll Milling Agreement that sets forth a framework for the terms and conditions pursuant to which FGMI would process the Joint Venture Company’s ore using the Fort Knox Mill and other processing facilities. The A&R JV LLCA permits the Manager to negotiate the final terms and conditions of the Toll Milling Agreement on behalf of the Joint Venture Company, without any further approval from the Management Committee, subject to certain restrictions set forth in the A&R JV LLCA.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the A&R JV LLCA, and is subject to and qualified in its entirety by reference to the full text of the A&R JV LLCA, which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Relationships

Immediately prior to the consummation of the Transactions, Royal Gold held 809,744 shares of Common Stock, representing approximately 11.9% of the issued and outstanding shares of Common Stock immediately prior to the Transactions. On September 30, 2020, Royal Gold filed with the Securities and Exchange Commission an Amendment no. 5 to its statement on Schedule 13D, reporting ownership of 0 shares of Common Stock.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 8.01.	Other Events.

Royalty on State Mining Claims

In connection with the Transactions and pursuant to the Separation Agreement, on September 29, 2020 Contango Minerals entered into an Omnibus Second Amendment and Restatement of Royalty Deeds (the “Contango Minerals Royalty Agreement”) with Royal Gold. Under the terms of the Contango Minerals Royalty Agreement, in addition to certain existing 2% royalties (the "2% Royalties") and 3% royalties in favor of Royal Gold on the Alaska State mining claims, Contango Minerals granted an additional 1% net smelter returns royalty on those Alaska State mining claims that were already subject to the 2% Royalties, increasing the royalty rate on those Alaska State mining claims to 3%. These Alaska state mining claims were transferred to Contango Minerals pursuant to the Separation Agreement. As a result of the Contango Minerals Royalty Agreement, Contango Minerals will be obligated to pay Royal Gold a 3% net smelter returns royalty on all properties subject to the Contango Minerals Royalty Agreement, subject to the terms and conditions of the Contango Minerals Royalty Agreement.

JV Royalty Agreement

In connection with the  Transactions and pursuant to the Separation Agreement, on September 29, 2020 the Joint Venture Company entered into an Omnibus Second Amendment and Restatement of Royalty Deeds and Grant of Additional Royalty (the “JV Royalty Agreement”) with Royal Gold. Pursuant to the JV Royalty Agreement, in addition to Royal Gold’s existing  3% net smelter returns royalty interest over property defined as the “Tetlin Lease”, the Joint Venture Company (i) granted to Royal Gold a 28% net smelter returns royalty interest on all silver produced from a defined area within the Tetlin Lease and (ii) transferred to Royal Gold the additional 1% net smelter returns royalty that it had retained on the Alaska State mining properties which were transferred to Contango Minerals, all subject to the terms of the JV Royalty Agreement.

CORE Alaska and Skip Sub will be required to fund any royalty payments the Joint Venture Company is obligated to make to Royal Gold under the JV Royalty Agreement in proportion to their respective membership interests in the Joint Venture Company. CORE Alaska’s proportionate share of the additional royalty granted to Royal Gold pursuant to the JV Royalty Agreement has been partially offset. Of the cash consideration paid under the Purchase Agreement, $1.2 million was designated as a prepayment by Skip Sub of CORE Alaska’s estimated proportionate share of the additional silver royalty, in proportion to CORE Alaska’s membership interest in the Joint Venture Company after the consummation of the Transactions.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Purchase Agreement, dated as of September 29, 2020, by and among CORE Alaska, LLC, Contango ORE, Inc. and Skip Sub, Inc.*
10.1
Separation and Distribution Agreement, dated as of September 29, 2020, by and among Peak Gold, LLC, Contango Minerals Alaska, LLC, Contango ORE, Inc., CORE Alaska, LLC, Royal Gold, Inc. and Royal Alaska, LLC.*

10.2	Option to Purchase State Mining Claims, dated as of September 29, 2020, by and between Contango Minerals Alaska, LLC and Peak Gold, LLC.
10.3	Amended and Restated Limited Liability Company Agreement of Peak Gold, LLC, dated as of October 1, 2020, by and between CORE Alaska, LLC and Skip Sub, Inc.*

*            Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By:	/s/ Leah Gaines
Leah Gaines
Vice President, Chief Financial Officer, Chief Accounting
Officer, Treasurer and Secretary

Dated: October 5, 2020